                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 11, 1997, with respect to the combined financial statements of Earlybird Courier Service, LLC, Total Management Supports Services, LLC and their Affiliates included in Amendment No. 3 to the Registration Statement (Form S-1 No.333-39971) and related Prospectus of Dispatch Management Services Corp. for the registration of its common stock.


                                          /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP


New York, New York
February 2, 1998

                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 5, 1997, with respect to the financial statements of RJK Enterprises Inc. (D.B.A. Deadline Express) included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-39971) and related Prospectus of Dispatch Management Services Corp. for the registration of its common stock.


                                          /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP


New York, New York
February 2, 1998